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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-6879, 33-51379, 333-99363 and 333-99363-01) and on Form S-8 (File No. 333-33847) of Commonwealth Edison Company and Subsidiary Companies of our report dated January 29, 2003, except for Note 19 for which the date is March 17, 2003, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Chicago, Illinois
March 21, 2003

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS